                                    SCHEDULE

                                     TO THE

                                      2002

                                MASTER AGREEMENT

                          DATED AS OF DECEMBER 14, 2006

           BETWEEN GENERAL ELECTRIC CAPITAL SERVICES, INC. ("PARTY A")

                                       AND

                    CEF EQUIPMENT HOLDING, L.L.C. ("PARTY B")

                                     PART 1

                             TERMINATION PROVISIONS

In this Agreement --

(a)      "SPECIFIED ENTITY" means in relation to Party A and Party B for the purpose of Sections 5(a)(v), (vi), (vii) and Section 5(b)(v): Not
         applicable.

(b)      "SPECIFIED TRANSACTION" will have the meaning specified in Section 14 of this Agreement.

(c)      The "BREACH OF AGREEMENT" provision of Section 5(a)(ii) will not apply to Party B.

(d)      The "MISREPRESENTATION" provision of Section 5(a)(iv) will not apply to
         Party B.

(e)      The "CROSS DEFAULT" provisions of Section 5(a)(vi) will not apply to
         Party A and will not apply to Party B.

(f)      The "DEFAULT UNDER SPECIFIED TRANSACTIONS" provision of Section 5(a)(v)
         will not apply to Party A and will not apply to Party B.

(g)      The "BANKRUPTCY" provision of Section 5(a)(vii) is hereby amended by replacing "15" with "30" in the 16th and 23rd lines thereof; provided that with respect to Party B the provisions of Section 5(a)(vii)
         clauses (2), (7) and (9) will not be applicable as an Event of Default to the extent such event relates to nonpayment of indebtedness other than that of the related class of Notes; clause (4) will not apply to
         Party B to the extent that it refers to proceedings or petitions instituted or presented by Party A or any of its Affiliates; clause(6)
         will not apply to Party B to the extent that it refers to (i) any appointment that is contemplated or effected by the Transaction
         Documents or (ii) any appointment that Party B has not become subject
         to); clause (8) will not apply to Party B to the extent that it applies to Section 5(a)(vii)(2),(4),(6), and (7) (except to the extent that such provisions are not disapplied with respect to Party B.

(h)      The "FORCE MAJEURE EVENT" provision of Section 5(b)(ii) will not apply to Party A and will not apply to Party B.

(i)      The "CREDIT EVENT UPON MERGER" provisions of Section 5(b)(v) will not apply to Party A and will not apply to Party B.

(j)      "TAX EVENT UPON MERGER" does not apply to Party A but does apply to
         Party B as Burdened Party. Section 6(b)(ii) will apply, provided that the words "or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party" shall be deleted.

(k)      The "AUTOMATIC EARLY TERMINATION" provisions of Section 6(a) will not apply to Party A and will not apply to Party B.

(l)      "TERMINATION CURRENCY" means United States Dollars.

(m)      ADDITIONAL TERMINATION EVENT will apply. The following shall constitute an Additional Termination Event:

               (i) Credit Downgrade - Party A. If at any time (i) the unsecured debt rating or shelf rating of Party A, or its Credit Support Provider, is withdrawn by or reduced below "A" (long term) or "F1" (short term)
         if Party A is rated by Fitch Ratings ("Fitch"); or (ii) the unsecured debt ratings or shelf rating of Party A, or its Credit Support
         Provider, are withdrawn or reduced below "A+" (long term) or, if a short term rating or shelf rating is in effect for Party A, or its
         Credit Support Provider, below "A-1" (short term) by Standard & Poor's
         Rating Services ("S&P"); or (iii) (a) Party A, or its Credit Support
         Provider, has both long and short term unsecured debt ratings or shelf rating from Moody's Investors Service, Inc. ("Moody's"), and any such rating is withdrawn or reduced below "P-1" (short term) or reduced below "A2" (long term) or (b) Party A, or its Credit Support Provider, has only a long-term unsecured debt rating or shelf rating from Moody's and such rating is withdrawn or reduced below "A1" (any of the above referenced withdrawals or reductions in credit status from the rating agencies being herein referred to as a "Downgrade"); then Party A shall promptly notify Party B by telephone (promptly confirmed in writing), and Party B then shall notify the Rating Agencies. Party A shall then, at its own expense, within 30 days of the date of the Downgrade, enter into a "Qualifying Substitute Arrangement" (as defined below) to assure performance by Party A of its obligations under the Transactions. If
         Party A fails to enter into a Qualifying Substitute Arrangement pursuant to this provision, it shall be an Additional Termination Event in which Party A is the sole Affected Party.

               (ii) In addition, if at any time the unsecured debt rating or shelf rating of Party A is withdrawn or reduced below "BBB-" (long term) by S&P, then Party A shall promptly notify Party B by telephone
         (promptly confirmed in writing), and Party B then shall notify the
         Rating Agencies. Party A shall then, at its own expense, within 10
         Business Days of the date of the Downgrade specified in this paragraph, enter into a "Qualifying Substitute Arrangement" (as defined below) to assure performance by Party A of its obligations under the Transactions or otherwise satisfy the Rating Agency Condition. If Party A fails to enter into a Qualifying Substitute Arrangement pursuant to this provision, it shall be an Additional Termination Event in which Party A is the sole Affected Party.

               "Counterparty Ratings Requirement" means with respect to any entity, that either such entity or the Credit Support Provider providing Credit Support, has (i) (a) where such entity or its Credit
         Support Provider has only a long-term unsecured debt or shelf rating from Moody's, a

         Moody's long-term unsecured debt or shelf rating or counterparty rating of at least "A1" or (b) where such entity or its Credit Support
         Provider has both long-term and short-term unsecured debt or shelf ratings from Moody's, a Moody's unsecured debt or shelf rating or counterparty rating of at least "A2" (long-term) and at least "P-1"
         (short-term), and (ii) an S&P long-term unsecured debt rating or counterparty rating of at least "AA", and if a short-term rating has been provided, such rating shall be at least "A-1"; and,
         notwithstanding the foregoing, if such entity or its Credit Support
         Provider has a Fitch short-term unsecured debt rating, such rating shall be at least "F1" and if such entity or its provider of Credit
         Support has a Fitch long-term unsecured debt rating, such rating shall be at least "A".

               "Credit Support" shall mean an unconditional letter of credit, guaranty, surety bond or insurance policy providing for prompt payment of the obligations of Party A and its successors under this Agreement, as amended from time to time, and all Transactions hereunder for their duration from a Credit Support Provider meeting the Counterparty
         Ratings Requirements, that is valid, binding and enforceable in accordance with its terms and in accordance with then current industry practice.

               "Qualifying Substitute Arrangement" shall mean one of the
         following arrangements satisfactory to Party B: (i) providing Credit
         Support to Party B and procure a Ratings Reaffirmation, where applicable or (ii) procuring a Replacement Transaction and a Ratings
         Reaffirmation, where applicable or (iii) satisfying any other remedy permitted by the applicable Rating Agency and procure a Ratings
         Reaffirmation, where applicable.

               "Ratings Reaffirmation" means a written acknowledgement from each applicable Rating Agency (with the exception of Moody's who shall be notified in writing at any time when a Ratings Reaffirmation is required to be procured), (i) the then current rating of the Notes will not be reduced notwithstanding the applicable Downgrade or applicable assignments, amendment, modification or waiver in respect of this
         Agreement, or (ii) the rating of the Notes in effect prior to a
         Downgrade will be reinstated to the rating in effect prior to the
         Downgrade.

               "Replacement Transaction" means a transaction, with a replacement counterparty meeting the Counterparty Ratings Requirement who, at no cost to Party B, shall assume Party A's position under this Agreement and all Transactions hereunder or replace all Transactions outstanding under this Agreement with Transactions between said replacement counterparty and Party B on identical terms.

(o)      DISCONTINUED AGENCY. If one of the foregoing credit rating agencies ceases to be in the business of rating Debt Securities and such business is not continued by a successor or assign of such agency (the
         "Discontinued Agency"), Party A and Party B shall jointly (i) select a nationally-recognized credit rating agency in substitution thereof and
         (ii) agree on the rating level issued by such substitute agency that is equivalent to the ratings specified herein of the Discontinued Agency, whereupon such substitute agency and equivalent rating shall replace the Discontinued Agency and the rating level thereof for the purposes of this Agreement. If at any time all of the agencies specified herein with respect to a party have become Discontinued Agencies and Party A and Party B have not previously agreed in good faith on at least one agency and equivalent rating in substitution for each Discontinued
         Agency and the applicable rating thereof, the Downgrade provisions of
         Part 1(m)(i) shall cease to apply to the parties.

                                     PART 2

                               TAX REPRESENTATIONS

(a)      PAYER TAX REPRESENTATION. For the purpose of Section 3(e) of this
         Agreement, Party A and Party B make the following representation:

         Not applicable.

(b)      PAYEE TAX REPRESENTATIONS. For the purpose of Section 3(f) of this
         Agreement, Party A and Party B make the representations specified below, if any:

         Not applicable.

                                     PART 3

                         AGREEMENT TO DELIVER DOCUMENTS

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each Party agrees to deliver the following documents, as applicable:

(a)      Tax forms, documents or certificates to be delivered are: None.

(b)      Other documents to be delivered are:

PARTY REQUIRED                                                     DATE BY                COVERED BY
  TO DELIVER                     FORM/DOCUMENT/                  WHICH TO BE               SS.(3)(D)
  DOCUMENTS                       CERTIFICATE                     DELIVERED             REPRESENTATION
  ---------                       -----------                     ---------             --------------

Party A               A copy of the most recent annual       Upon request of the               Yes
                      report of such party or its Credit     other party.
                      Support Provider, as applicable,
                      containing audited consolidated
                      financial statements for such fiscal
                      year certified by independent
                      certified public accountants and
                      prepared in accordance with
                      generally accepted accounting
                      principles ("GAAP") in the party's
                      country of organization, or, in lieu
                      thereof, a copy of such party's most
                      recent Form 10-K as filed with the
                      Securities and Exchange Commission
                      (if any such statement is produced).

Party A & B           Evidence, reasonably satisfactory in   At or promptly                    Yes
                      form and substance to the receiving    following the execution
                      party, concerning the due execution    and delivery of this
                      and delivery of this Agreement or      Agreement and the
                      any  Confirmation, including,          execution and delivery
                      without limitation, signing            of any Confirmation (if
                      authority and specimen signatures      such Confirmation so
                      for each individual executing the      requires).
                      Agreement and any Confirmation).

Party B               Legal opinion in a form satisfactory   Upon execution of the             No
                      to Party A.                            Agreement.

                                     PART 4

                                  MISCELLANEOUS

(a)      ADDRESSES FOR NOTICES. For the purpose of Section 12(a) of this
         Agreement: Address for notices or communications to Party A:

         Address:          General Electric Capital Services, Inc.
                           201 High Ridge Road
                           Stamford, CT 06927

         Attention:        Senior Vice President - Corporate Treasury and
                           Global Funding Operations
         Telephone:        203-357-4000
         Facsimile:        203-357-4975

         Address for notices or communications to Party B:

                           CEF EQUIPEMENT HOLDING, L.L.C.

         Address:          44 Old Ridgebury Road
                           Danbury, CT 06810

         Attention:        Capital Markets Operations

         Telephone:        203-796-5518
         Facsimile:        203-796-5554

(b)      PROCESS AGENT. For the purpose of Section 13(c) of this Agreement:

         Party A appoints as its Process Agent:  Not applicable

         Party B appoints as its Process Agent: Not applicable

(c)      OFFICES. The provisions of Section 10(a) shall apply to this Agreement.

(d)      MULTIBRANCH PARTY. For the purpose of Section 10(b), Party A is not a
         Multibranch Party and Party B is not a Multibranch Party.

(e)      CALCULATION AGENT. The Calculation Agent shall be Party A.

(f)      CREDIT SUPPORT DOCUMENT. Details of any Credit Support Document: Not
         applicable.

(g)      CREDIT SUPPORT PROVIDER. With respect to Party A and Party B: none.

(h)      GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine.

(i)      NETTING OF PAYMENTS. "Multiple Transaction Payment Netting" will not apply for the purpose of Section 2(c) of this Agreement to all
         Transactions (in each case starting from the date of this Agreement).

(j)      "AFFILIATE" will have the meaning specified in Section 14 provided that
         Party A and Party B shall not have, or be deemed to have, any
         Affiliates for purposes of this Agreement

(k)      ABSENCE OF LITIGATION. For the purpose of Section 3(c):

         "Specified Entity" means in relation to Party A: Not applicable.

         "Specified Entity" means in relation to Party B: Not applicable.

(l)      NO AGENCY. The provisions of Section 3(g) will apply to this Agreement.

(m)      ADDITIONAL REPRESENTATION will apply. For the purpose of Section 3 of this Agreement, the following will constitute an Additional
         Representation:

         (i) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) or the other party as investment advice or as a recommendation to enter into that Transaction, it being understood that information and explanations related to the terms and conditions of a Transaction will not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party will be deemed to be an assurance or guarantee as to the expected results of that Transaction.

         (ii) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

         (iii) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

         (iv) Eligible Contract Participant. It is an "eligible contract participant" as defined in Section la(12) of the Commodity Exchange
         Act, as amended.

(n)      CONSENT TO RECORDING. Each party (i) consents to the recording of the telephone conversations of trading and marketing personnel of the parties in connection with this Agreement or any potential Transaction,
         (ii) agrees to obtain any necessary consent of, and give notice of such recording to, such personnel and (iii) agrees, to the extent permitted by applicable law, that recordings may be submitted in evidence in any
         Proceedings.

                                     PART 5

                                OTHER PROVISIONS

(a)      RECOURSE AND RANKING. The obligations of Party B under this Agreement, and under any Transaction executed hereunder, are solely the obligations of Party B. No recourse shall be had for the payment of any amount owing in respect of any Transaction or any other obligation or claim arising out of or based upon this Agreement against any member, employee, officer, director or agent of Party B. Any accrued obligations owing by Party B under this Agreement and any Transaction shall be payable by Party B solely to the extent that funds are available therefor from time to time in accordance with the provisions of the Indenture; provided that such accrued obligations shall not be extinguished until paid in full. Notwithstanding any provisions contained in this Agreement to the contrary, Party B shall not be obligated to pay any amount pursuant to this Agreement unless Party B has received funds which may be used to make such payment in accordance with the Indenture.

(b)      LIMITATION OF DEFAULTS AND TERMINATION. Notwithstanding the terms of
         Sections 5 and 6 of this Agreement, Party A shall be entitled to designate an Early Termination Date pursuant to Section 6 of this
         Agreement only as a result of the occurrence of an Event of Default set forth in Section 5(a)(i) or 5(a)(vii)(4) as amended above with respect to Party B as the Defaulting Party or a Termination Event set forth in
         Sections 5(b)(i) or 5(b)(iii) of this Agreement with respect to Party A as the Affected Party.

(c)      NO BANKRUPTCY PETITION AGAINST THE COMPANY. Party A hereby covenants and agrees that, prior to the date which is one year and one day after all the Notes (or any rated securities) issued by Party B have been paid in full it will not institute against, or join any other Person in instituting against, Party B any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the
         United States.

(d)      ADDITIONAL TAX PROVISIONS. The definition of "Indemnifiable Tax" in
         Section 14 of this Agreement is modified by adding the following at the end thereof:

               Notwithstanding the foregoing, "Indemnifiable Tax" also means any
               Tax imposed in respect of a payment under this Agreement by reason of a Change in Tax Law by a government or taxing authority of a Relevant Jurisdiction of the party making such payment, unless the other party is incorporated, organized, managed and controlled or considered to have its seat in such jurisdiction, or is acting for purposes of this Agreement through a branch or office located in such jurisdiction.

(e)      DEFINITIONS. Reference is hereby made to the 2000 ISDA Definitions (the
         "2000 Definitions"), as published by the International Swaps and
         Derivatives Association, Inc. ("ISDA"), which are hereby incorporated by reference herein and shall be deemed to be incorporated in each
         Confirmation hereunder, unless otherwise specified in a Confirmation.
         Any terms used and not otherwise defined herein which are contained in the 2000 Definitions shall have the meaning set forth therein.
         Capitalized terms used and not otherwise defined herein or in the
         Agreement or the 2000 Definitions (hereinafter defined) shall have the meanings assigned to them in the Indenture, dated as of December 14,
         2006, among GE Equipment Midticket LLC, Series 2006-1 and The

         Bank of New York, as Indenture Trustee, as amended or supplemented from time to time (the "Indenture").

(f)      WAIVER OF CONTRACTUAL RIGHT OF SETOFF. Notwithstanding any provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all contractual rights it may have to set off, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between the two parties hereunder against any obligations between the two parties under any other agreements or otherwise. The words "and will be subject to Section 6(f)" in the third line of the first paragraph of Section 6(e) of this Agreement are deleted.

(g)      WAIVER OF RIGHT TO TRIAL BY JURY. Each party irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to trial by jury of any claim, demand or cause of action relating in any way to this Agreement or any Credit Support Document, whether sounding in contract or tort or otherwise, and agrees that either party may file a copy of this section with any court as evidence of the waiver of its jury trial rights.

(h)      CONDITIONS PRECEDENT. Section 2(a)(iii)(1) of the Agreement shall not apply to the obligations of Party A unless an Event of Default set forth in Sections 5(a)(i) or 5(a)(vii)(4) with respect to Party B has occurred and is continuing.

(i)      RATING AGENCY CONDITION. No assignments, amendment, modification or waiver in respect of this Agreement will be effective unless, in addition to meeting the requirements otherwise set forth herein, a written confirmation has been obtained from each applicable Rating
         Agency (with the exception of Moody's who shall be notified in writing prior to such assignment, amendment, modification or waiver in respect of this Agreement), confirming that the then current rating of the
         Notes will not be reduced as a result of such assignments, amendment, modification or waiver.

(j)      AMENDMENT TO INDENTURE. Party B agrees that it shall not amend, modify or waive any provisions in the Indenture without the consent of Party A if such amendment, modification or waiver would have a material adverse effect on Party A's rights under this Agreement.

(k)      PART 1(M)(I). Party A acknowledges the various provisions set forth in
         Part 1(m) hereof in connection with a Downgrade (as set forth therein).
         Party A agrees to act in good faith and in a commercially reasonable manner in this regard.

         Please confirm your agreement to the terms of the foregoing Schedule by signing below.

                                         GENERAL ELECTRIC CAPITAL SERVICES, INC.

                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                         CEF EQUIPMENT HOLDING, L.L.C.

                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

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